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                                                                    Exhibit 99.4

                           FORWARD-LOOKING STATEMENTS

     This report contains numerous forward-looking statements about our financial condition, results of operations, cash flows, dividends, financing plans, business strategies, capital or other expenditures, competitive positions, growth opportunities, plans and objectives of management, markets for debt securities and other matters. The words "estimate," "project," "intend," "expect," "believe," "forecast," and similar expressions are intended to identify these forward-looking statements, but some of these statements may use other phrasing. In addition, any statement in this report that is not a historical fact is a "forward-looking statement." Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from historical results or from any results expressed or implied by such forward-looking statements. In addition to the specific risk factors described in Exhibit 99.5, important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to:

     - changes in reimbursement rates, policies or payment practices by third-party payors, whether initiated by the payor or legislatively mandated;

     - the loss of major customers or contracts with federal or state government agencies;

     - impairment of our rights in our intellectual property;

     - increased or more effective competition;

     - changes in laws or regulations applicable to us or failure to comply with existing laws and regulations;

     - future health care or budget legislation or other health reform initiatives;

     - increased exposure to professional negligence liability, workers' compensation and health insurance claims;

     - changes in company-wide or business unit strategies;

     - the effectiveness of our advertising, marketing and promotional programs; and

     - increases in interest rates.

     Many of these factors are beyond our ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Except as required by law, we expressly disclaim any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.